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                                                                    Exhibit 99.3



                         KONOVER PROPERTY TRUST, INC.
                          1996 RESTRICTED STOCK PLAN


     Konover Property Trust, Inc., a Maryland corporation (the "Corporation") does herein set forth the terms of the Konover Property Trust, Inc. 1996 Restriction Restricted Stock Plan (this "Plan"), which was originally adopted by the Corporation's predecessor on January 16, 1996, and, effective May 30, 2001, was ratified by the Board of Directors (the "Board") of the Corporation in the form hereinbelow.

     1.   Purpose of this Plan

     The purpose of this Plan is to provide to selected directors, officers, and employees of the Corporation ("Participants" or singularly, "Participant") an ownership interest in the Corporation, in consideration of their past or anticipated future contributions to the profitability of the Corporation by making awards ("Awards" or singularly, "Award") of shares of common stock of the Corporation (the "Common Stock"). The Board believes that participation in the ownership of the Corporation will induce Participants to serve the Corporation as directors, officers, or employees and encourage them to contribute to the future growth and profits of the Corporation. In addition, the existence of this Plan will make it possible for the Corporation to attract capable individuals to serve as directors, officers, or employees of the Corporation.

     2.   Administration of this Plan

               (a) This Plan shall be administered by the Executive Compensation Committee of the Board (the "Committee"). The Committee shall have full power and authority to construe, interpret, and administer this Plan. All actions, decisions, determinations, or interpretations of the Committee shall be final, conclusive, and binding upon all parties.

               (b) The Committee shall decide to whom Awards shall be made under this Plan except as provided in subparagraphs 3(b) and 5(a) below, the number of shares of Common Stock subject to each Award except as provided in subparagraph 5(a) below, and such additional or different terms and conditions for any or all Awards as the Committee shall deem appropriate.

               (c) The Committee may designate any officers or employees of the Corporation to assist in the administration of this Plan. The Committee may authorize such individuals to execute documents on its behalf and may delegate to them such other ministerial and limited discretionary duties as the
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     Committee may see fit.


     3.   Shares of Common Stock Available Under the Plan

               (a) The Corporation shall provide funding to the Plan to purchase Three Hundred Fifty Thousand (350,000) shares of the Common Stock of the Corporation (the "Initial Plan Shares"). Such shares shall be held or delivered by the Corporation pursuant to the terms of this Plan. The Initial Plan Shares may be (i) issued from the Corporation's reserve of authorized but unissued shares of Common Stock or (ii) purchased on the open market, subject to any limitations of the federal securities laws, as may be determined by the Committee.

               (b) Subsequent to the purchase of the Initial Plan Shares as provided in subparagraph (a) above, One Hundred Ninety-Six Thousand Six Hundred Sixty-Seven (196,667) of such shares (the "Allocated Initial Plan Shares") shall be allocated as provided in Paragraph 5 below. If shares once allocated to an Initial Participant (as hereinafter defined) are forfeited as provided in Paragraph 6 below, then such forfeited shares shall be retained in the Plan and they shall again be available for making additional Awards to Participants as provided in Paragraph 2 above.

               (c) At any time, and from time to time, the Board may resolve to issue or purchase additional shares of Common Stock for making Awards under this Plan. Such shares shall be held by the Corporation pursuant to the terms of this Plan and shall be available for making additional Awards to Participants as provided in Paragraph 2 above. As of the May 30, 2001 ratification of this Plan, the Board has reserved One Million Nine Hundred Thousand (1,900,000) shares, in addition to the Initial Plan Shares, for issuance under this Plan, all of which additional shares shall be Available Shares hereunder in accordance with subparagraph (d) below.

               (d) The shares referred to in (i) the last sentence of subparagraph (b) above; (ii) subparagraph (c) above; and (iii) the last sentence of this subparagraph (d) and any unallocated Initial Plan Shares shall be treated collectively as a pool of shares available (the "Available Shares") for making additional Awards to Participants as provided in Paragraph 2 above. With respect to the Available Shares, if any such shares once allocated to a Participant are forfeited as provided in Paragraph 6 below, then such forfeited shares shall be available again for grants to Participants as provided in Paragraph 2 above.

     4.   Eligibility

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     The Participants in this Plan to whom Awards may be made shall be the members of the Board and such officers and employees of the Corporation as may be designated by the Committee.


     5.   Award of Allocated Initial Plan Shares; Additional Awards

               (a) Subject to the provisions of Paragraph 7 below, all of the Allocated Initial Plan Shares shall be awarded to the persons listed on
     Schedule 5(a) (the "Initial Participants") in the number indicated opposite their respective names, based upon past service and the continued service of such individuals or their anticipated future service as members of the Board, officers, or employees of the Corporation.

               (b) The Available Shares shall be held by the Corporation under this Plan and shall be available for the making of additional Awards to Participants during the remaining term of this Plan, upon such terms and conditions as may be determined by the Committee.

     6.   Vesting of Shares

               (a) Unless otherwise determined by the Committee pursuant to Paragraph 2(b) above, shares granted under this Plan shall vest and the right of a Participant to the shares shall be nonforfeitable in accordance with the following schedule.

         Date When Such Shares                     Percentage of Such
             Become Vested                            Shares Vested
         First anniversary of Date of Award              33-1/3
         Second anniversary of Date of Award             66-2/3
         Third anniversary of Date of Award               100

               (b) In determining the number of shares vested under the above vesting schedule, a Participant shall not receive fractional shares. If the product resulting from multiplying the vested percentage times the allocated shares results in a fractional share, then a Participant's vested right shall be to the whole number of shares disregarding any fractional share.

               (c) In the event the employment or board membership, as applicable, of any Participant is terminated for any reason other than as provided in subparagraphs (d), (e), and (f) below, and such Participant does not have a 100% vested interest in an Award, then any shares which are not vested, based upon the schedule in subparagraph (a) above, shall be forfeited and shall be available again for Awards to

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     Participants as may be determined by the Committee.

          (d) Unless otherwise determined by the Committee pursuant to Paragraph 2(b) above, in the event that the membership of a Participant on the Board or the employment of a Participant with the Corporation should terminate because of such Participant's retirement, disability, or death prior to the date when all shares allocated to the Participant would be 100% vested in accordance with the schedule in subparagraph (a) above then, notwithstanding the schedule in subparagraph (a) above, all shares allocated to such Participant shall immediately become fully vested and nonforfeitable. For purposes of this Plan, the term "retirement" shall mean termination of a Participant's membership on the Board or employment with the Corporation (i) with respect to Participants who are employees of the Corporation, (A) simultaneously with or subsequent to the termination of employment under conditions which would constitute retirement under any tax qualified retirement plan maintained by the Corporation or (B) attaining age 65; (ii) with respect to Participants who are nonemployee directors of the Corporation, at any time after attaining age 75 with approval of the Committee. For purposes of this Plan, the term "disability" shall be defined in the same manner as such term is defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended; provided, however, that in the event the employment of a Participant by the Corporation is governed by a written employment agreement that contains a definition of "disability," "permanent disability," or similar term for purposes of such agreement, then the definition of such term as set forth therein shall define "disability" for purposes of this Plan.

          (e) Unless otherwise determined by the Committee pursuant to Paragraph 2(b) above, in the event that the membership of a Participant on the Board or the employment of a Participant with the Corporation should terminate because of a "change in control" of the Corporation prior to the date when all shares allocated to the Participant would be 100% vested in accordance with the schedule in subparagraph (a) above then, notwithstanding the schedule in subparagraph (a) above, all shares allocated to such Participant shall immediately become fully vested and nonforfeitable. When used herein, the phrase "change in control" means the first to occur of the following events: (i) any person or group of commonly controlled persons owns or controls, directly or indirectly, fifty percent (50%) or more of the voting control or value of the capital stock of the Corporation following the grant date of the Award; (ii) any person or group of commonly controlled persons owning less than five percent (5%) of the voting control or value of the capital stock of the Corporation within 30 days following the grant date of the

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     Award owns or controls, directly or indirectly, more than twenty percent
     (20%) of the voting control or value of the capital stock of the Corporation; or (iii) following the grant date of the Award, the stockholders of the Corporation approve an agreement to merge or consolidate with another corporation or other entity resulting (whether separately or in connection with a series of transactions) in a change in ownership of twenty percent (20%) or more of the voting control or value of the capital stock of the Corporation, or an agreement to sell or otherwise dispose of all or substantially all of the Corporation's assets (including without limitation, a plan of liquidation or dissolution), or otherwise approve of a fundamental alteration in the nature of the Corporation's business; provided, however, a pledge, hypothecation, or other similar disposition for the purpose of providing collateral security made at the time the Corporation enters into a bona fide financing transaction with a party which at the time of such transaction is not an affiliate of the Corporation would not constitute a change in control; provided, further, that in the event the employment of a Participant by the Corporation is governed by a written employment agreement that contains a definition of "change in control" for purposes of such agreement, then the definition of "change in control" as set forth therein shall define "change in control" for purposes of this Plan. Notwithstanding the foregoing provisions of this subparagraph (e) the ownership or acquisition of capital stock of the Corporation by J. Dixon Fleming, Jr., C. Cammack Morton, Connell L. Radcliff, and/or their respective affiliates, shall not be deemed to result in a "change in control" of the Corporation.

               (f) Unless otherwise determined by the Committee pursuant to Paragraph 2(b) above, in the event that the employment of a Participant by the Corporation is governed by a written employment agreement and the employment of that Participant is terminated "without cause" as defined in such employment agreement then, notwithstanding the schedule in subparagraph (a) above, all shares allocated to such Participant shall immediately become fully vested and nonforfeitable.

     7.   Action Required of Participants

               (a) Each Participant receiving an Award of shares under this Plan shall represent to and agree with the Corporation that the Participant
     (i) is acquiring such shares on the Participant's behalf as an investment and not with a present intention of distribution or resale and (ii) agrees to have placed upon the certificates representing such shares a legend setting forth these representations and agreements or a reference thereto. Such shares shall be transferable thereafter only if the proposed transfer shall be permissible

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     under this Plan and if, in the opinion of counsel for the Corporation, such transfer shall at such time be in compliance with all applicable federal and state securities laws and regulations.

               (b) Each Participant receiving an Award of shares under this Plan shall deliver to the Corporation a Restricted Stock Agreement substantially in the form attached hereto as Exhibit A, modified as
                                                  ---------
     necessary to reflect any additional or different terms and conditions or such Award deemed appropriate by the Committee pursuant to subparagraph 2(b) above, which shall be signed by such Participant. In the event of any inconsistency between this Plan and any such Restricted Stock Agreement, the terms of the Restricted Stock Agreement shall prevail.

     8.   Restriction

               (a) Shares subject to an Award made under this Plan shall forthwith, after the making of the representations required by Paragraph 7 above, be issued and a certificate or certificates for such shares shall be prepared in the name of such Participant. Such Participant shall thereupon be a stockholder with respect to all the shares represented by such certificate or certificates and shall have all the rights of a stockholder with respect to a such shares, including the right to vote such shares and to receive all dividends and other distributions (subject to the provisions of subparagraph 8(b) below) paid with respect to such shares; provided, however, that such shares shall be subject to the restrictions described in Paragraph 6 above. Certificates of stock representing shares subject to an Award made under this Plan shall be imprinted with a legend to the effect that the shares represented are subject to restrictions on transfer and potential forfeiture in accordance with the terms of the Restricted Stock Agreement, and the transfer agent for Common Stock shall be instructed to that effect with respect to such shares. In furtherance of such restrictions, the Participant shall, immediately upon receipt of the certificate or certificates, deposit such certificate or certificates together with a stock power or other instrument of transfer, appropriately endorsed in blank with the Corporation.

               (b) In the event that, as the result of a stock split or stock dividend or combination of shares or any other change or exchange for other securities by reclassification, reorganization, merger, consolidation, recapitalization, or otherwise, a Participant shall, as the owner of the shares subject to an Award made under this Plan and subject to the restrictions hereunder, be entitled to new or additional or different shares of Common Stock or other securities, the certificate or certificates for, or other

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     evidence of, such new or additional or different shares or other securities, together with a stock power or other instrument of transfer appropriately endorsed, shall also be imprinted with a legend as provided in subparagraph 8(a) above and deposited by such Participant with the Corporation, and all provisions of this Plan relating to vesting, restrictions, and lapse of restrictions herein set forth shall thereupon be applicable to such flaw or additional or different shares or other securities to the extent applicable to the shares with respect to which they were distributed; provided, however, that if a Participant should receive rights warrants, or fractional interests in respect of any such shares then being held under the terms of this Plan, such rights or warrants may be held, exercised, sold, or otherwise disposed of, and such fractional interests may be settled, by such Participant free and clear of the restrictions herein set forth.

          (c) The restriction to which shares subject to an Award made under this Plan shall be subject is that if the directorship or employment of a Participant should be terminated for any reason during the "restricted period" (as defined in subparagraph 12(b) below), except as otherwise specifically provided in Paragraph 6 above, the Participant's interest in the shares issued under this Plan shall be forfeited as provided in the applicable schedule in subparagraph l2(b) below.

          (d) The restrictions imposed on shares issued under this Plan may at any time be modified, reduced, relaxed, or eliminated altogether as the Committee shall from time to time determine, if, in its discretion, the Committee considers such action to be in furtherance of the purposes of this Plan. Notice of any change in restrictions shall be given to affected Participants and the Corporation's transfer agent.

     9. Effect of Award on Status of Participant. The fact that an Award is made to a Participant under this Plan shall not confer on such Participant any right to continued service on the Board, nor right to continued employment with the Corporation; nor shall it limit the right of the directors or the stockholders to remove such Participant from the Board, or to terminate the Participant's employment at any time.

     10. Voting Rights; Dividends; Other Distributions. A Participant shall have the full power to vote all of the shares held by the Corporation in the Participant's name from time to time and shall be entitled to receive all cash dividends declared upon any such shares held by the Corporation in the Participant's name from time to time. All shares of Common Stock or other securities, including but not limited to stock dividends, issued in respect of such shares or in substitution thereof, whether by the Corporation or by another issuer, shall be held by the Corporation and shall be subject to all terms and

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conditions of this Plan and shall be redelivered to a Participant or delivered as instructed by the Committee under the same circumstances as the shares with respect to, or in substitution for, which they were issued, provided, however, that if a Participant should receive rights, warrants, or fractional interests in respect of any of the shares held by the Corporation in the Participant's name, such rights or warrants may be held exercised, sold, or otherwise disposed of, and such fractional interests may be settled, by such Participant free and clear of the restrictions herein set forth. The Board shall have the full power to vote all Available Shares. Cash dividends declared upon Available Shares shall be deposited in an interest bearing account established for this Plan and shall be available to fund future Awards or any other purpose determined by the Committee to be appropriate; including, without limitation, payment over to the Corporation.


     11.  Adjustment Upon Changes in Capitalization; Dissolution; or Liquidation

               (a) In the event of a change in the number of shares of Common Stock outstanding by reason of a reclassification, recapitalization, reorganization, merger, or consolidation, or other similar capital adjustment, merger or consolidation of the Corporation, or the sale by the Corporation of all or a substantial portion of its assets, or the occurrence of any other event which could affect the implementation of this Plan and the realization of its objectives, the Committee may make such adjustments in the terms, conditions, or restrictions of this Plan and in any Restricted Stock Agreement then in effect, as the Committee shall deem equitable and just.

               (b) The making of an Award under this Plan shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any adjustment, recapitalization, reorganization, or other change in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or its issue bonds, debentures, preferred or other preference stock ahead of or affecting Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of the Corporation's assets or business.

     12.  Nontransferability

               (a) Any shares subject to an Award made under this Plan shall not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the "restricted period." Nothing herein shall preclude a Participant from making a gift of any such shares to a spouse, child, stepchild, grandchild, parent, or sibling, or legal dependent

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     of such Participant, or to a trust of which the beneficiary or beneficiaries of the trust shall be either a person designated herein or such Participant; provided, however, that any such shares so given by a Participant shall remain subject to the restrictions, obligations, and conditions set forth in this Plan. In addition, such shares may be tendered in response to a tender offer for or a request or invitation to tenders of greater than fifty (50%) percent of the outstanding Common Stock and may be surrendered in a merger, consolidation, or share exchange involving the corporation; provided, however, in each case, that except as otherwise provided herein, the securities or other consideration received in exchange therefor shall thereafter be subject to the restrictions and conditions set forth in this Plan.

          (b) The term "restricted period" with respect to shares subject to an Award made under this Plan shall be the period commencing on the date of making such Award of such shares to a Participant and ending on the date on which such shares are no longer subject to forfeiture as provided in paragraph 6(a) above. The date of making an Award with respect to the Initial Plan Shares shall be the date determined by the Board which shall be no sooner than the Effective Date (as hereinafter defined). The date of making an Award with respect to Available Shares shall be the date of execution by a Participant of a Restricted Stock Agreement in the form referred to in subparagraph 7(b) above.

     13. Tax Withholding. The Corporation shall have the right to deduct or otherwise effect a withholding of any amount required by federal or state laws to be withheld with respect to the making of an Award or the sale of shares acquired under this Plan in order for the Corporation to obtain a tax deduction otherwise available as a consequence of such Award or sale, as the case may be.

     14. Exculpation and Indemnification. In connection with this Plan, no member of the Board or the Committee shall be personally liable for any act or omission to act in such person's capacity as a member of the Board or the Committee, nor for any mistake in judgment made in good faith, unless arising out of, or resulting from, such person's own bad faith, gross negligence, willful misconduct or criminal acts. To the extent permitted by applicable law and regulation, the Corporation shall indemnify and hold harmless the members of the Board and the Committee and each other officer or employee of the Corporation to whom any duty or power relating to the administration or interpretation of this Plan may be assigned or delegated, from and against any and all liabilities (including any amount paid in settlement of a claim with the approval of the Board) and any costs or expenses (including counsel fees) incurred by such persons arising out of or as a result of, any act or omission to act in connection with the performance of such person's duties, responsibilities, and obligations under this Plan, other than such

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liabilities, costs, and expenses as may arise out of, or result from, the bad faith, gross negligence, willful misconduct, or criminal acts of such persons.

     15. Amendment and Modification of this Plan. The Board may at any time, and from time to time, amend or modify this Plan (including the form of Restricted Stock Agreement) in any respect; provided, however, that no amendment or modification shall be made that increases the total number of Allocated Initial Plan Shares covered by this Plan, changes the list of Initial Participants or the number of Allocated Initial Plan Shares allocated to each, or effects any change in the category of persons who may receive Awards of shares under this Plan. Any amendment or modification of this Plan shall not in any manner affect any Award of shares theretofore made to a Participant under this Plan without the consent of such Participant or the transferee in the event of the death of such Participant.

     16. Termination and Expiration of this Plan. This Plan may be abandoned, suspended, or terminated, in whole or in part at any time by the Board; provided, however, that abandonment, suspension, or termination of this Plan shall not affect any Awards theretofore made under this Plan. Unless sooner terminated this Plan shall terminate at the close of business on the day that is the tenth (10th) anniversary of the Effective Date (as hereinafter defined), or the next business day thereafter; and no Award of shares may be made under this Plan thereafter but such termination shall not effect any Award of shares theretofore made. In the event that the Board terminates this Plan in whole, any Available Shares that had not been allocated to eligible Participants together with any other trust assets, shall revert to the Corporation.

     17. Effective Date. This Plan was adopted by the Corporation's predecessor to be first effective as of January 16, 1996 (the "Effective Date").

     18. Captions and Headings; Gender and Number. Captions and paragraph headings used herein are for convenience only, do not modify or affect the meaning of any provision herein, are not a part hereof, and shall not serve as a basis for interpretation or in construction of this Plan. As used herein, the masculine gender shall include the feminine and neuter, the singular number, the plural, and vice versa, whenever such meanings are appropriate.

     19. Expenses of Administration of Plan. All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Corporation.

     20. Governing Law. Without regard to the principles of conflicts of laws, the laws of the State of North Carolina shall govern and control the validity, interpretation, performance, and enforcement of this Plan.

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     21.  Inspection of Plan. A copy of this Plan, and any amendments thereto, shall be maintained by the Secretary of the Corporation and shall be shown to any proper person making inquiry about it.

                                      -11-
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                                   Exhibit A
                                   ---------

                          RESTRICTED STOCK AGREEMENT

     THIS RESTRICTED STOCK AGREEMENT (this "Agreement") is made and entered into as of this _____ day of ____________, ______ (hereinafter referred to as the "Effective Date"), by and between KONOVER PROPERTY TRUST, INC., a Maryland corporation (the "Corporation"), Konover Property Trust, Inc. and ______________ (the "Participant").

     WHEREAS, The Konover Property Trust, Inc. 1996 Restricted Stock Plan (the "Plan") has been adopted by the Board of Directors of the Corporation (the "Board") or the Executive Compensation Committee thereof (the "Committee"); and

     WHEREAS, the Committee has determined that it is desirable and in the best interest of the Corporation to make an award (the "Award") of certain shares of common stock, par value $.01 per share of the Corporation ("Common Stock"), under the Plan, to the Participant, subject to certain restrictions as specified below; and

     WHEREAS, in order to enforce the aforesaid restrictions, Participant is required under the terms of the Award to immediately deposit the certificate(s) for the shares of Common Stock subject to the Award, together with stock powers appropriately endorsed in blank, with the Corporation in accordance with the requirements of this Agreement.

     NOW, THEREFORE, the Corporation and the Participant agree as follows:

     1. Date of Award. The date of making the Award under this Agreement is _________________________ (the "Effective Date").

     2. Receipt by Participant. The Participant acknowledges receipt from the Corporation of _______ shares of Common Stock (the "Restricted Stock") and agrees to the execution of stock powers or such other transfer authorizations as the Corporation shall request, in blank, covering the Restricted Stock to be held by the Corporation, prior to the distribution of certificates representing the Restricted Stock to the Participant as hereinafter provided.

     3.   Investment Representation and Transfer Restrictions

          (a) Investment Representation. Participant represents to the Corporation that the Participant is taking the Restricted Stock for investment and without any present intention to sell, transfer or otherwise dispose of the Restricted Stock.

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

                            (b) Securities Law Restrictions. The Participant agrees with the Corporation that the Restricted Stock shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which Common Stock is then listed and any other applicable federal or state securities laws, rules or regulations, and the Committee may cause a legend or legends to be placed on any certificate representing any of the shares of Restricted Stock to make appropriate reference to such restrictions.

                            (c) Other Transfer Restrictions. The Participant agrees with the Corporation that each certificate representing any of the shares of Restricted Stock may bear a legend, substantially in the form attached as Exhibit A hereto, to the effect that the shares of Restricted Stock represented thereby are subject to potential forfeiture and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of this Agreement, and shall be subject to such stop-transfer orders and other restrictions as the Committee shall deem advisable to ensure compliance with the terms of this Agreement.

                            (d) Registration. Prior to vesting pursuant to Paragraph 5 below, the Corporation shall cause the Restricted Stock to be registered under the Securities Act of 1933 and to be listed on the New York Stock Exchange.

               4. Receipt by the Corporation. The Corporation acknowledges receipt from the Participant of certificates representing the Restricted Stock, registered in the name of the Participant, and acknowledges receipt of stock powers executed in blank by the Participant covering all of the Restricted Stock. Certificates representing the Restricted Stock shall be held by the Corporation and distributed or transferred as directed by the Committee in accordance with this Agreement.

               5. Vesting and Delivery of Restricted Stock by the Corporation

                            (a) Periodic Vesting. Subject to subparagraph 5(b) below, the Restricted Stock shall vest and become nonforfeitable in accordance with the following schedule:

               -----------------------------

               -----------------------------

               -----------------------------

                              (b)  Accelerated Vesting. Notwithstanding
                  subparagraph 5(a) above, all Restricted Stock previously not vested and subject to forfeiture shall vest and the right of the Participant to such shares of the Restricted Stock shall become nonforfeitable upon the occurrence of any of the following:

                                       (i)    Retirement of Participant. The
                              termination of the Participant's membership on the Board or employment by the Corporation, as applicable, by reason of retirement (as defined in the Plan).

                                       (ii)   Disability of Participant. The
                              termination of the Participant's membership on the Board or employment by the Corporation, as applicable, by reason of disability (as defined in the Plan).

                                       (iii)  Death of Participant. The
                              Participant's death during the employment of the Participant by the Corporation.

                                       (iv)   Change in Control. The termination
                              of the Participant's membership on the Board or employment by the Corporation, as applicable, by reason of a "change in control" (as defined in the Plan) of the Corporation.

                              (c) Delivery of Restricted Stock Certificates to
                  the Participant. Within thirty (30) days after a date on which shares of Restricted Stock have become vested as provided in subparagraphs 5(a) or 5(b) above, the Committee shall instruct the appropriate officer of the Corporation to deliver to the Participant, the Participant's designee, or such other person as shall have been designated as Participant's beneficiary in accordance with this Agreement, as applicable, certificates representing the shares of Restricted Stock which have become vested and nonforfeitable, free from any restrictions imposed by this Agreement other than such restrictions and conditions as may be deemed necessary by the Committee to assure compliance with all applicable securities laws, rules, regulations and listing requirements as set forth in subparagraph 3(b) above.

                              (d) Delivery of Forfeited Restricted Stock. If the
                  Participant's employment with the Corporation terminates for any reason other than one of those provided in subparagraph 5(b) above, before all of the shares of

                  Restricted Stock are vested in accordance with subparagraphs 5(a) and 5(b) above, all such shares then subject to forfeiture shall be deemed forfeited by the Participant and the Committee shall instruct the appropriate officer of the Corporation concerning the disposition of such forfeited shares. Thereafter such forfeited shares shall cease to be subject to this Agreement.

               6. Voting Rights: Dividends: Other Distributions. The Participant shall have the full power to vote all of the Restricted Stock held by the Corporation in the Participant's name from time to time and shall be entitled to receive all cash dividends declared upon any of the Restricted Stock held by the Corporation in the Participant's name from time to time. All shares of Common Stock or other securities, including but not limited to stock dividends, issued in respect of the Restricted Stock or in substitution thereof, whether by the Corporation or by another issuer, shall be held by the Corporation and shall be subject to all terms and conditions of this Agreement and shall be redelivered to the Participant or delivered as instructed by the Committee under the same circumstances as the Restricted Stock with respect to, or in substitution for, which they were issued; provided, however, that if the Participant should receive rights, warrants or fractional interests in respect of any of the Restricted Stock held by the Corporation in the Participant's name, such rights or warrants may be held, exercised, sold or otherwise disposed of, and such fractional interests may be settled, by the Participant free and clear of the restrictions herein set forth.

               7. Designation of Beneficiary. The Participant may file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the Restricted Stock, if any, distributable to the Participant upon the Participant's death. The Participant may, from time to time, revoke or change the Participant's beneficiary designation without the consent of any prior beneficiary, if any, by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt.

               If no such beneficiary designation is in effect at the time of the Participant's death, or if no designated beneficiary survives the Participant, or if such designation conflicts with law, the Participant's estate shall be deemed to have been designated the Participant's beneficiary and shall receive the Restricted Stock, if any, distributable to the Participant upon the Participant's death. If the Committee is in doubt as to the right of any person to receive such distribution, the Committee may direct an appropriate officer of the Corporation to retain the Restricted Stock, without liability for any interest in respect thereof, until the rights thereto are determined, or the Committee may direct the transfer of such Restricted Stock into any court of appropriate jurisdiction and such transfer shall be deemed a complete discharge of the obligations of the Corporation hereunder.

         8. Effect of Award on Status of Participant. The fact that an Award has been made to the Participant under this Plan shall not confer on the Participant any right to continued employment with the Corporation; nor shall it limit the right of the Corporation to terminate the Participant's employment at any time.

         9. Adjustment Upon Changes in Capitalization; Dissolution or
Liquidation

                    (a) In the event of a change in the number or type of shares of Common Stock outstanding (or in the event of an exchange of such shares) by reason of a reclassification, recapitalization, reorganization, merger, or consolidation, or other similar capital adjustment, merger or consolidation of the Corporation, or the sale by the Corporation of all or a substantial portion of its assets, or the occurrence of any other event which could affect the implementation of the Plan and the realization of its objectives, the Committee shall make such adjustments in the terms, conditions, or restrictions of this Agreement as are equitable and just.

                    (b) The making of the Award under this Agreement does not affect in any way the right or power of the Corporation or its stockholders to make or authorize any adjustment, recapitalization, reorganization, or other change in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or to issue bonds, debentures, preferred or other preference stock ahead of or affecting Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of the Corporation's assets or business.

         10. Nontransferability. The Restricted Stock may not be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of by the Participant until transferred to the Participant by the Corporation in accordance with the terms of this Agreement. Nothing herein shall preclude the Participant from making a gift of any Restricted Stock to a spouse, child, stepchild, grandchild, parent, sibling, or legal dependent of the Participant, or to a trust of which the beneficiary or beneficiaries of the trust shall be either a person designated herein or the Participant, provided, however, that any Restricted Stock so given shall remain subject to the restrictions, obligations and conditions set forth in this Agreement. In addition, the Restricted Stock may be tendered in response to a tender offer for or a request or invitation to tender of greater than fifty percent

(50%) of the common stock of the Corporation and may be surrendered in a merger, consolidation or share exchange involving the Corporation; provided, however, in each case, that except as otherwise provided in Paragraph 6 above, the security or other consideration received in exchange therefor shall thereafter be subject to the restrictions and conditions set forth in this Agreement.

          11. Taxes. All Restricted Stock distributed pursuant to this Agreement, and any amounts distributed with respect thereto prior to distribution of such Restricted Stock by the Corporation, shall be subject to applicable federal, state and local withholding for taxes. The Participant expressly acknowledges and agrees to such withholding without regard to whether the Restricted Stock may then be sold or otherwise transferred by the Participant.

          12. Notices. Any notices or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered personally or when delivered to a nationally recognized overnight courier service or deposited in the United States mail as Certified Mail, return receipt requested, properly addressed and postage prepaid, if to the Corporation at its principal office at 3434 Kildaire Farm Road, Suite 200, Raleigh, North Carolina 27606; and, if to the Participant, at the Participant's last address appearing on the books of the Corporation. The Corporation and the Participant may change their address or addresses by giving written notice of such change as provided herein. Any notice or other communication hereunder shall be deemed to have been given on the date actually delivered, as of the first (1st) business day following delivery to a nationally recognized overnight courier service, or as of the third (3rd) business day following the date mailed, as the case may be.

          13. Construction Controlled by Plan. This Agreement shall be construed so as to be consistent with the Plan; and except as specifically provided herein the provisions of the Plan shall be deemed to be controlling in the event that any provision hereof should appear to be inconsistent therewith. The Participant hereby acknowledges receipt of a copy of the Plan from the Corporation.

          14. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid and enforceable under applicable law, but if any provision of this Agreement is determined to be unenforceable, invalid or illegal, the validity of any other provision or part thereof, shall not be affected thereby and this Agreement shall continue to be binding on the parties hereto as if such unenforceable, invalid or illegal provision or part thereof had not been included herein.

          15. Modification of Agreement; Waiver. This Agreement may be modified, amended, suspended or terminated, and any terms, representations or conditions may be waived, but only by a written instrument signed by each of the parties hereto. No waiver hereunder shall constitute a waiver with respect to any subsequent occurrence or other transaction hereunder or of any other provision hereof.

          16. Captions and Headings; Gender and Number. Captions and paragraph headings used herein are for convenience only, do not modify or affect the meaning of any provision herein, are not a part hereof, and shall not serve as a basis for interpretation or in construction of this Agreement. As used herein, the masculine gender shall include the feminine and neuter, the singular number the plural, and vice versa, whenever such meanings are appropriate.

          17. Governing Law: Venue and Jurisdiction. Without regard to the principles of conflicts of laws, the laws of the State of North Carolina shall govern and control the validity, interpretation, performance, and enforcement of this Agreement. The parties hereto agree that any suit or action relating to this Agreement shall be instituted and prosecuted in the courts of the County of Johnston, State of North Carolina, and each party hereby does waive any right or defense relating to such jurisdiction and venue.

          18. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Corporation, and its successors and assigns, and shall be binding upon and inure to the benefit of the Participant, and his heirs, legatees, personal representatives, executors and administrators.

          19. Entire Agreement. This Agreement constitutes and embodies the entire understanding and agreement of the parties hereto and, except as otherwise provided hereunder, there are no other agreements or understandings, written or oral, in effect between the parties hereto relating to the matters addressed herein.

          20. Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Corporation has caused this instrument to be executed in its corporate name by a duly authorized officer, and attested by its Secretary or any of its Assistant Secretaries, and its corporate seal to be hereto affixed, all by authority of its Board of Directors first duly given; and the individual party hereto has hereunto set such party's hand and adopted as such party's seal the typewritten word "SEAL" appearing beside such party's name, all done this the day and year first above written.

                                             KONOVER PROPERTY TRUST, INC.


                                             ___________________________


ATTEST:


__________________________
Secretary

[Corporate Seal]


                                             ____________________________ (SEAL)
                                             [Participant]

                                   EXHIBIT A

                                Form of Legend

         The shares represented by this certificate are subject to restrictions on transfer and potential forfeiture under the terms of a Restricted Stock Agreement dated ____________________, a copy of which agreement may be obtained from the issuer by writing to:

                         Konover Property Trust, Inc.
                         3434 Kildaire Farm Rd., Suite200
                         Raleigh, North Carolina 27606
                         Attention: Corporate Secretary

--------------------------------------------------------------------------------
                         Individual Exchange Agreement
                                 Pertaining To
            Konover Property Trust, Inc. 1996 Restricted Stock Plan
--------------------------------------------------------------------------------

This Agreement is entered into as of this ______ day of ____________, _________ by and between _____________________________ ("Recipient") and Konover Property Trust, Inc. ("Corporation").

WHEREAS, pursuant to the Konover Property Trust, Inc. 1996 Restricted Stock Plan, as amended ("Plan"), the Recipient has received or will be granted shares of restricted stock as shown in Agreement Supplement A. Under this Agreement, shares granted under the Plan shall be referred to as "Restricted Stock."

WHEREAS, under the terms of the Plan, the Restricted Stock currently granted and that to be granted in the future is subject to vesting provisions found in section 6 of the Plan.

WHEREAS, Recipient desires to exchange, for the Repurchase Rights established pursuant to the terms and conditions of this Agreement, the right to receive (along with all other rights appurtenant thereto) the Restricted Stock reflected in Agreement Supplement A.

WHEREAS, the Corporation desires to exchange the Repurchase Rights for the return to the Corporation of Recipient's Restricted Stock granted pursuant to the Plan.

                            ----- WITNESSETH -----

NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows.

1. EXCHANGE RESTRICTED STOCK FOR REPURCHASE RIGHTS. Recipient hereby agrees to exchange, for the Repurchase Rights and Dividend Equivalents described in this Agreement, his or her Restricted Stock (including the right to receive dividends thereon and the right to vote such shares). Corporation, in turn, agrees to exchange the Repurchase Rights for the Restricted Stock.

     For each share of Restricted Stock granted to the Recipient and exchanged under this Agreement, Recipient shall receive one Repurchase Right. Each Repurchase Right shall entitle Recipient to acquire from the Corporation, in accordance with the terms and conditions of this Agreement, a share of Stock. For purposes of this Agreement, the terms "Shares" and "Stock" shall refer to Konover Property Trust, Inc. common stock granted to Recipient in the form of Restricted Stock.

     A.   Application to Restricted Stock Outstanding as of the Date of this
          ------------------------------------------------------------------
          Agreement. As of the date of this Agreement, Recipient has been
          ---------
          granted Restricted Stock pursuant to the Plan. Some or all of the

          Restricted Stock granted to Recipient may not currently be vested in accordance with the terms of section 6 of the Plan. To the extent that any of this Restricted Stock granted as of the date of this Agreement is not currently 100% vested, then the nonvested Restricted Stock to which the Recipient desires this Agreement to apply to will be reflected in Section I of Agreement Supplement A ("Supplement A"), which shall be included with and made a part of this Agreement.

     B.   Application to Restricted Stock Granted after the Date of this
          --------------------------------------------------------------
          Agreement. Following the date of this Agreement, Recipient may be
          ---------
          granted additional Restricted Stock in accordance with the Plan. This Agreement shall automatically apply to the grant of the additional Restricted Stock to Recipient, and Section II of Supplement A shall be amended to reflect the additional grant. Recipient's acknowledgment signature shall also be obtained and included on Section II of Supplement A with respect to such Stock.

2. CREATION AND TREATMENT OF DIVIDEND EQUIVALENTS. Whenever any cash dividend is declared on the type and class of shares subject to Repurchase Rights, Corporation shall calculate a Dividend Equivalent equal to the amount of cash dividends which would have been payable to Recipient had the Restricted Stock subject to this Agreement actually been issued and outstanding. Such Dividend Equivalent shall be payable to Recipient on or about the time Corporation makes its payments to holders of issued and outstanding shares.

3. ADJUSTMENT IN NUMBER OR FORM OF REPURCHASE RIGHTS. If any of the events enumerated in section 11(a) of the Plan occurs with respect to the type and class of shares subject to Repurchase Rights, then Corporation may make such adjustments in the terms, conditions or restrictions of this Agreement (and the Repurchase Rights subject to this Agreement) as it shall deem equitable and just.

4. EXERCISE OF REPURCHASE RIGHTS. In accordance with the provisions of this Paragraph 4, Recipient may exercise a Repurchase Right at any time during the period: (i) beginning the date the Restricted Stock subject to the Repurchase Right becomes vested under section 6 of the Plan (or, if later, on the date any restrictions on sale under Section 16(b) the 1934 Exchange Act, as amended, expire), and (ii) ending on the date 15 years from the date under item (i) above. This period shall be referred to in this Agreement as the "Exercise Period".

     A Repurchase Right shall expire at the end of its Exercise Period and may not be exercised after the end of such Period. Upon expiration, the Recipient, and any person claiming benefits through the Participant, will lose all rights with respect to such Repurchase Right.

     A.   Procedure. Subject to the requirements of this Paragraph 4, a
          ---------
          Recipient may exercise a Repurchase Right by giving written notice to the Corporation (using a Repurchase Right Exercise Form supplied by the Corporation) and tendering, on or about the Exercise Date, full payment of the Exercise Price by check or other means acceptable to the Corporation.

     B.   Minimum Repurchase Right Exercise Requirements. The minimum number of
          ----------------------------------------------
          Repurchase Rights allowed to be exercised at any one time by Recipient shall be equal to that vested number of shares of Restricted Stock which are part of a single block of such Stock granted to Recipient on a particular date under the Plan. Restricted Stock granted for different reasons under the Plan (e.g., in lieu of salary increases, bonuses or as part of the Corporation's long term incentive plan) will each be considered a separate block of Restricted Stock for purposes of these minimum exercise requirements.

     C.   Restrictions on Exercise. The following shall apply to any exercise by
          ------------------------
          a Recipient of a Repurchase Right under this Agreement.

          (1)  Required Approvals. In the event that the exercise of any
               ------------------
               Repurchase Right requires the prior listing, registration, qualification, consent or approval of any securities exchange, state or federal agency or other governmental regulatory body, then the Repurchase Right may not be exercised in whole or in part until such approvals have been obtained or such requirements have been met.

          (2)  Stock Legend. Each Recipient exercising a Repurchase Right under
               ------------
               this Agreement shall represent to and agree with the Corporation that the Recipient: (i) is acquiring such Shares as an investment and not with a present intention of distribution or resale, and
               (ii) agrees to have placed upon the certificates representing the Shares a legend setting forth these representations or a reference thereto. Such Shares shall be transferable thereafter only if the proposed transfer shall be permissible under the Plan and this Agreement and if, in the opinion of counsel for the Corporation, such transfer shall at such time be in compliance with all applicable federal and state securities laws and regulations.

     D.   Tender of Payment Upon Exercise of Repurchase Right. The exercise of
          ---------------------------------------------------
          any Repurchase Right shall not be deemed complete and the Recipient shall have no rights, interests or privileges as an owner of the Stock subject to the Repurchase Right until the Recipient tenders payment of the Repurchase Right's Exercise Price in a manner permitted under this Agreement.

     E.   Delivery of Stock. No later than ten business days after all of the
          -----------------
          requirements for the exercise of a Repurchase Right under the provisions of this Paragraph have been met, Corporation shall deliver or cause to be delivered to the Recipient the Shares to which the exercised Repurchase Right related.

          The Shares shall be delivered free and clear of all restrictions, security interests (whether or not perfected), liens or other possible claims upon the Shares.

     F.   Tax Withholding. Whenever Stock is to be delivered upon the exercise
          ---------------
          of a Repurchase Right, the Corporation shall require as a condition of such delivery: (i) the cash payment by the Recipient of an amount sufficient to satisfy all federal, state and local tax withholding requirements related to the exercise, (ii) the withholding of such amount through the reduction in the number of shares of Stock to be delivered to the Recipient, or (iii) the withholding of such amount from compensation otherwise due to the Recipient.

          (1)  Timing of Election. Such tax withholding election shall be made
               ------------------
               before the date on which the amount of tax to be withheld is determined by the Corporation, and such election shall be irrevocable.

          (2)  Additional Withholding. With the consent of the Corporation, the
               ----------------------
               Recipient may elect a greater amount of withholding, not to exceed the estimated amount of the Recipient's total tax liability with respect to the exercise of the Repurchase Rights. Such election shall be made at the same time and in the same manner as provided in Paragraph 4F(1) above.

     G.   Definitions. For purposes of this Paragraph 4, the terms below shall
          -----------
          have the following meanings.

          (1)  Exercise Date shall mean the date upon which the Corporation
               -------------
               approves the Repurchase Right Exercise Form submitted by the Recipient with respect to the Repurchase Rights being exercised.

          (2)  Exercise Price shall mean 10% of the Fair Market Value of the
               --------------
               Restricted Stock subject to the Repurchase Right, determined as of: (i) the date of this Agreement for Restricted Stock outstanding but not yet vested as of the date of this Agreement, and (ii) the Grant Date for Restricted Stock granted subsequent to the date of this Agreement and which becomes subject to this Agreement.

          (3)  Fair Market Value means, for the date in question, the closing
               -----------------
               price of a share of Konover Property Trust, Inc. common stock on the New York Stock Exchange or such other securities exchange upon which the Stock is listed; provided, if there is no trading permitted on such date, then the closing price on the last previous day upon which trading is permitted.

          (4)  Grant Date means the date on which Restricted Stock is granted
               ----------
               under the Plan.

5. MISCELLANEOUS PROVISIONS. The following provisions shall apply to the exchange of Repurchase Rights for Restricted Shares under this Agreement.

         A.       Headings. The headings of Paragraphs under this Agreement are
                  --------
                  solely for convenience of reference. If there is any conflict between such headings and the text of this Agreement, the text shall control.

         B.       Incorporation by Reference and Conflict of Language. The
                  ---------------------------------------------------
                  provisions of the Plan, along with their defined terms, are hereby incorporated by reference into this Agreement. Should the provisions of this Agreement conflict with the provisions of the Plan, then the provisions of the Plan will control. Should the provisions of this Agreement conflict with the terms and conditions of any employment agreement entered into by the Recipient and the Corporation, then the provisions of this Agreement will control.

         C.       Designation of Beneficiary. On or about the execution of this
                  --------------------------
                  Agreement by the Recipient, the Recipient shall designate one or more Beneficiaries to receive benefits under the Agreement in the event of the Recipient's death while holding unexercised Repurchase Rights. Such Beneficiaries shall be named on forms provided by the Committee, and a Recipient may change a Beneficiary designation at any time by filing the prescribed form with the Committee.

                  (1)      No Consent Required to Name Beneficiary. Neither the
                           ---------------------------------------
                           consent of the Recipient's current Beneficiary nor spouse shall be required for the naming of a Beneficiary or for a change of Beneficiary. No Beneficiary shall have any rights under this Agreement during the lifetime of the Recipient, except as may otherwise be provided in this Agreement.

                  (2)      Death Without Designation of Beneficiary. A Recipient
                           ----------------------------------------
                           who dies without having designated a Beneficiary and who is lawfully married on the date of death shall be deemed to have named the Recipient's surviving spouse as Beneficiary. Any other Recipient who dies without having designated a Beneficiary shall be deemed to have named the Recipient's estate as Beneficiary.

         D.       Gender. Unless the context clearly requires a different
                  ------
                  meaning, all pronouns in this Agreement shall refer indifferently to persons of any gender.

         E.       Singular and Plural. Unless the context clearly requires a
                  -------------------
                  different meaning, singular terms shall also include the plural and vice versa.

         F.       Governing Law. Except to the extent preempted by federal law,
                  -------------
                  the construction and operation of this Agreement shall be governed by the laws of the State of North Carolina without regard to the choice of law principles of such state.

         G.       Severability. If any provision of this Agreement is held
                  ------------
                  illegal or invalid by any court or governmental authority for any reason, the remaining provisions shall remain in full force and effect and shall be construed and be enforced in accordance with the purposes of the Agreement as if the illegal or invalid provision did not exist.

                  If permissible, and in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a legal, valid and enforceable provision a similar in term to such illegal, invalid or unenforceable provision as may be possible, and the parties hereto request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise illegal, invalid or unenforceable provision in accordance with this Paragraph 5G.

         H.       No Obligation to Exercise. The granting of a Repurchase Right
                  --------------------------
                  shall impose no obligation upon Recipient to exercise such Repurchase Right.

         I.       No Rights as Shareholder. Prior to the tender of payment of
                  ------------------------
                  the Exercise Price following the exercise of a Repurchase Right, Recipient shall have no rights, interests or other privileges of a shareholder of the Corporation with respect to any Stock obtainable upon the exercise of the Repurchase Right.

         J.       No Right to Continued Employment. Nothing contained in the
                  --------------------------------
                  Agreement shall be deemed to give any person the right to be retained in the employ of the Corporation, or to interfere with the right of the Corporation to discharge any person at any time without regard to the effect that such discharge shall have upon such person's rights or potential rights, if any, under the Agreement.

         K.       Notices. Any notice to be provided under the Agreement to the
                  -------
                  Corporation shall be mailed (by certified mail, postage prepaid) or delivered to the Corporation personally at the Corporation's primary executive offices. Any notice to Recipient shall be mailed (by certified mail, postage prepaid) or delivered personally to Recipient at the current address shown on the payroll records of the Corporation. No notice shall be binding on the Corporation until received by the Corporation, and no notice shall be binding on Recipient until received by Recipient.

         L.       Spendthrift Provision. Subject to the exceptions below, the
                  ---------------------
                  right of Recipient to receive shares of Stock under this Agreement upon the exercise of a Repurchase Right shall not be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind. Nor may such right be taken, either voluntarily or involuntarily for the satisfaction of the debts of, or other obligations or claims against, any such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

                  (1)      Permitted Transfer. Notwithstanding the above
                           ------------------
                           provisions of this Paragraph 3L, Repurchase Rights may by gifted by Recipient to his or her spouse, child, stepchild, grandchild, parent, or sibling, or legal dependent of Recipient, or to a trust of which the beneficiary or beneficiaries of the trust shall be either a person designated above or Recipient. In the event of such gifting, the Shares obtainable through exercise of the Repurchase Rights shall remain subject to the restrictions, obligations and conditions set forth in the Plan and in this Agreement, including the original Exercise Period.

         M.       Incapacity of Recipient. If any person entitled to exercise a
                  ------------------------
                  Repurchase Right under the Agreement is deemed by the Corporation to be incapable (physically or mentally) of personally receiving and giving a valid receipt for shares of Stock acquired through the exercise of a Repurchase Right, then, unless and until claim therefore shall have been made by a duly appointed guardian or other legal representative of such person, the Corporation may provide for the transfer of such shares of Stock (or any part thereof) to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such transfer of Stock shall be a payment for the account of such person and represent a complete discharge of any liability of Corporation and the Agreement with respect to such Stock.

         N.       Addresses. Recipient shall keep Corporation informed of his or
                  ---------
                  her current address and the current address of his or her Beneficiary. Corporation shall not be obligated to search for the whereabouts of any person.

         O.       Limitations on Liability. Recipient and any other person
                  ------------------------
                  claiming benefits under the Agreement shall be entitled under this Agreement only to those rights accompanying the exercise of a Repurchase Right ("Repurchase Right Claims"). Neither Corporation nor any individual acting as Recipient or agent of Corporation shall be liable to Recipient or any other person for any other claim, loss, liability or expense under this Agreement not directly related to a Repurchase Right Claim.

         P.       Forfeiture of Unexercised Repurchase Rights. Notwithstanding
                  -------------------------------------------
                  any other provision of the Agreement, should Recipient engage in theft, fraud, embezzlement or willful misconduct causing significant property damage to Corporation, then any issued but unexercised Repurchase Rights then outstanding will automatically be forfeited. The determination of theft, embezzlement or willful misconduct will be made by the Board in good faith, but such determination does not require an actual criminal indictment or conviction prior to or after such decision. In any determination of forfeiture pursuant to this Paragraph 5P, Recipient will be given the opportunity to refute any such decision by the Board, but the Board's decision on the matter will be considered final and binding on Recipient.

         Q.       Recipient's Rights Unfunded. The Agreement at all times shall
                  ---------------------------
                  be unfunded as defined under applicable provisions of the Internal Revenue Code and under the Employee Retirement Income Security Act. The right of Recipient or any Beneficiary to receive shares of Stock subject to Repurchase Rights granted under the Agreement shall represent an uninsured claim against the general assets of Corporation in the event of the Corporation's insolvency or bankruptcy.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first shown above.


                                          RECIPIENT



                                          _________________________________

                                          Name

                                          _________________________________

                                          Date


                                          KONOVER PROPERTY TRUST, INC.


                                          _________________________________

                                          Name                     Title


                                          _________________________________

                                          Date

--------------------------------------------------------------------------------
                                 Supplement A
                                      to
                         Individual Exchange Agreement
                                 pertaining to
            Konover Property Trust, Inc. 1996 Restricted Stock Plan
--------------------------------------------------------------------------------

Recipient Name:  _____________________________

Recipient SSN:   _____________________________


--------------------------------------------------------------------------------

                                    SECTION I
   UNVESTED RESTRICTED SHARES OUTSTANDING AT DATE OF AGREEMENT AND SUBJECT TO
                                    AGREEMENT



              Grant Date of Restricted Stock    Number of Shares Granted


001            ___________________                ___________________

002            ___________________                ___________________

003            ___________________                ___________________

004            ___________________                ___________________

005            ___________________                ___________________

006            ___________________                ___________________

007            ___________________                ___________________

008            ___________________                ___________________

009            ___________________                ___________________

010            ___________________                ___________________

011            ___________________                ___________________

012            ___________________                ___________________

013            ___________________                ___________________

014            ___________________                ___________________


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  SECTION II
   RESTRICTED STOCK GRANTED AFTER DATE OF AGREEMENT AND SUBJECT TO AGREEMENT
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                                                        Participant Signature Acknowledging
     Grant Date of                                      Shares as Being Subject to
   Restricted Stock       Number of Shares Granted       Agreement
 013 _______________        ___________________          ________________________________

 014 ________________        ___________________          ________________________________

 015 ________________        ___________________          ________________________________

 016 ________________        ___________________          ________________________________

 017 ________________        ___________________          ________________________________

 018 ________________        ___________________          ________________________________

 019 ________________        ___________________          ________________________________

 020 ________________        ___________________          ________________________________

 021 ________________       ___________________          ________________________________

 022 ________________        ___________________          ________________________________

 023 ________________        ___________________          ________________________________

 024 ________________        ___________________          ________________________________

 025 ________________        ___________________          ________________________________

 026 ________________        ___________________          ________________________________

 027 ________________        ___________________          ________________________________

 028 ________________        ___________________          ________________________________

--------------------------------------------------------------------------------------------

                                          -2-
































                     ----

--------------------------------------------------------------------------------
                                  SECTION II
   RESTRICTED STOCK GRANTED AFTER DATE OF AGREEMENT AND SUBJECT TO AGREEMENT

--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                                         Participant Signature Acknowledging
      Grant Date of                                      Shares as Being Subject to
    Restricted Stock      Number of Shares Granted       Agreement
  029 _____________        ___________________           ________________________________

  030 ______________        ___________________           ________________________________

  031 ______________        ___________________           ________________________________

  032 ______________        ___________________           ________________________________

  033 ______________        ___________________           ________________________________

  034 ______________        ___________________           ________________________________

  035 ______________        ___________________           ________________________________

  036 ______________        ___________________           ________________________________

  037 _____________        ___________________           ________________________________

  038 ______________        ___________________           ________________________________

  039 ______________        ___________________           ________________________________

  040 ______________        ___________________           ________________________________

  041 ______________        ___________________           ________________________________

  042 ______________        ___________________           ________________________________

  043 ______________        ___________________           ________________________________

  044 ______________        ___________________           ________________________________

---------------------------------------------------------------------------------------------

                                      -3-